UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2009

                             CHEVIOT FINANCIAL CORP.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

            Federal                   0-50529                    56-2423750
----------------------------       ----------------           -----------------
(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


3723 Glenmore Avenue, Cheviot, Ohio                        45211
------------------------------------                   -------------
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (513) 661-0457
                                                     --------------



                                 Not Applicable
                                ----------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
           --------------------------------------------------------------------

          On January 20, 2009, the Compensation Committee of the Board of Directors (the "Board") of Cheviot Financial Corp. (the "Company") extended the employment agreement of its Chief Executive Officer, Thomas J. Linneman so that the term shall be for three years. There were no material changes to the terms and conditions of the employment agreement.

          Also, on January 20, 2009, the Compensation Committee of the Board extended the severance agreements of Jeffrey J. Lenzer, Vice President, Operations and Kevin M. Kappa, Vice President, Compliance of the Company, and Scott T. Smith, Chief Financial Officer. There were no material changes to the terms and conditions of the severance agreements.

Item 9.01 Financial Statements and Exhibits
          ---------------------------------

(a)  Financial Statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Shell Company Transactions. Not Applicable.

(d)  Exhibits. Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     CHEVIOT FINANCIAL CORP.



DATE: January 22, 2009                      By:     /s/ Scott T. Smith
                                                    ----------------------------
                                                    Scott T. Smith
                                                    Chief Financial Officer